INVESTORS FUND SERIES

                Certificate of Amendment of Declaration of Trust
                ------------------------------------------------

         The undersigned, being a majority of the duly elected and qualified Trustees of Investors Fund Series, a Massachusetts business trust (the "Trust"), acting pursuant to Article IX, Section 4 of the Declaration of Trust dated January 22, 1987 (the "Declaration of Trust"), do hereby certify that the Board of Trustees unanimously adopted the resolutions set forth below at a meeting called, convened and held on March 31, 1999:

                  RESOLVED, that the name of the Trust be, and it hereby is, changed from "Investors Fund Series" to "Kemper Variable Series" effective as of May 1, 1999;

                  FURTHER RESOLVED, that the execution by a majority of this Board, and the filing with the Secretary of State of The Commonwealth of Massachusetts of an appropriate instrument in writing, pursuant to Article IX, Section 4 of the Agreement and Declaration of Trust to reflect the name change is hereby approved.


         IN WITNESS WHEREOF, the undersigned have this day signed this Certificate.


                          /s/James E. Akins
                          ----------------------------------
                          James E. Akins, Trustee



                          /s/Arthur R. Gottschalk
                          ----------------------------------
                          Arthur R. Gottschalk, Trustee



                          /s/Frederick T. Kelsey
                          ----------------------------------
                          Frederick T. Kelsey, Trustee



                          /s/Thomas W. Littauer
                          ----------------------------------
                          Thomas W. Littauer, Trustee



                          /s/Daniel Pierce
                          ----------------------------------
                          Daniel Pierce, Trustee

                          /s/Fred B. Renwick
                          ----------------------------------
                          Fred B. Renwick, Trustee



                          /s/John G. Weithers
                          ----------------------------------
                          John G. Weithers, Trustee


Dated:  March 31, 1999

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